Exhibit 99.1
Premier Exhibitions, Inc. Reports First Quarter Fiscal 2010 Results
Revenue Increased 8% in the First Quarter Compared to the Fourth Quarter of Fiscal 2009
Atlanta, Georgia, July 06, 2009 - Premier Exhibitions, Inc. (NASDAQ: PRXI), a major developer of touring museum quality exhibits today announced financial results for the fiscal year first quarter ended May 31, 2009:
▪	Total revenue increased 8 percent from the fourth quarter of fiscal 2009 to $10.9 million in the first quarter of fiscal 2010. By comparison to the prior year period, total revenue decreased 28 percent from $15.2 million in the first quarter of fiscal 2009.

▪	Gross profit increased $3.0 million from the fourth quarter of fiscal 2009 to $5.8 million in the first quarter of fiscal 2010. By comparison to the prior year period, gross profit decreased 27 percent from $7.9 million in the first quarter of fiscal 2009.

▪	GAAP losses were ($5.8) million or ($0.20) per share for the first quarter of fiscal 2010, a $2.4 million improvement over GAAP losses of ($8.2) million or ($0.28) per share for the fourth quarter of fiscal 2009. The first quarter of fiscal 2010 GAAP loss compares with a GAAP loss of ($0.9) million or ($0.03) per share for the first quarter of fiscal 2009.

▪	These GAAP figures include a $2.1 million loss on sale of a business in the fiscal fourth quarter of 2009, impairment charges of $1.7 million and $4.5 million in the fiscal fourth quarter of 2009 and first quarter of 2010, in addition to stock based compensation expense of $1.6 million, $1.8 million and $0.3 million in the first and fourth quarters of fiscal 2009 and the first quarter of fiscal 2010, respectively.

▪	Adjusted EBITDA (a non-GAAP measure) for the first quarter of fiscal 2010 was ($1.3) million compared to ($5.1) million in the fourth quarter of fiscal 2009 and $1.5 million in the first quarter of fiscal 2009. (1) Reconciled GAAP and non-GAAP financial measures are provided in the tables below.

▪	During the quarter the Company raised $6.0 million in capital from the issuance of convertible notes and on June 15, 2009 raised an additional $6.0 million in capital under the same terms.

▪	On May 31, 2009 total cash and marketable securities were $9.1 million and currently the Company has approximately $12.9 million in the bank.

▪	Total attendance for the first quarter of fiscal 2010 decreased two percent to 1,188,219 from 1,207,780 in the fourth quarter of fiscal 2009. Total attendance for the first quarter of fiscal 2010 decreased twenty two percent compared to 1,520,046 in the first quarter of fiscal 2009.

▪	Total days of operation for the first quarter of fiscal 2010 increased three percent to 1,624 from 1,583 in the fourth quarter of fiscal 2009, increased two percent compared to 1,598 in the first quarter of fiscal 2009.
Chris Davino, Premier Exhibition’s Interim Chief Executive Officer stated, “The first quarter was the first full quarter under new management. I’m happy to report that the turnaround effort we’ve been engaged in for the past five months is beginning to bear fruit. During the first quarter, we more than doubled gross profit and decreased general and administrative costs 21 percent sequentially. We’ve developed a comprehensive process for sourcing, evaluating, and booking profitable venues and are in the process of booking new shows using this methodology. We’re renegotiating some of our fixed-payment contracts to reduce our fixed costs. We’ve hired a new marketing agency with extensive experience in the exhibition industry at a reduced cost structure that focuses more on incentive rewards than guaranteed fees which we expect will achieve significant savings.  We’ve reduced our corporate workforce by approximately 18 percent and are in the process of evaluating numerous other cost-saving initiatives.”
Mark Sellers, Chairman of Premier Exhibitions said, “Assuming conversion of the $12 million in recently-issued notes into equity, we would have $12.9 million in cash and marketable securities, representing approximately 40 percent of our market cap after conversion, and no debt.  Although the Company is not completely out of the woods, we have a strong balance sheet and are approaching Adjusted EBITDA break even. We believe that at some point, the market will give the Company credit for the intrinsic value of the assets we control.  We’re confident that the market will begin to recognize this value once we stop the cash bleed and return to profitability.”
1Q10 Conference Call Information
Company management will host its first quarter fiscal 2010 conference call on July, 07, 2009 at 9:00 a.m. (EDT). Interested parties can access the call by dialing 1 (877) 874-1570 in the U.S. and 1 (719) 325-4838 internationally. Callers should reference confirmation code 3143737. A transcript of the conference call will be made available on the Company’s website: www.prxi.com.
Annual Meeting
The Company’s board of directors has set Thursday, August 6, 2009 at 10:00 a.m. (EDT) as the date for the Company’s 2009 annual meeting of shareholders, and Wednesday, June 17, 2009 as the record date for the annual meeting.
(1) Adjusted EBITDA
See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).
This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as “non-GAAP” and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expense. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company’s business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.
About Premier Exhibitions
Premier Exhibitions, Inc. (NASDAQ: PRXI) develops and tours museum quality exhibitions. Presently the Company operates and/or presents and promotes four different types of exhibitions:
▪	“Titanic: The Artifact Exhibition,” “Titanic Aquatic” and “Titanic: Treasures from the Deep;”

▪	“Bodies...The Exhibition,” and “Bodies Revealed”

▪	“Dialog in the Dark;” and

▪	“Star Trek, The Exhibition”.
Additional information about Premier Exhibitions is available at www.prxi.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.
In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “intend,” “expect,” “will,” “anticipate,” “estimate” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions’ most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact:
John Stone
Chief Financial Officer
404.842.2600
john.stone@prxi.com

Table 1
Premier Exhibitions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	May 31,	February 28,
	2009	2009
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$7,803	$4,452
Marketable securities	1,268	1,277
Accounts receivable, net of allowance for doubtful accounts of $754 and $1,193, respectively	4,348	5,009
Merchandise inventory, net of reserve of $147 and $143, respectively	441	431
Income taxes receivable	4,158	3,806
Deferred income taxes	1,560	1,408
Prepaid expenses and other current assets	4,407	4,981

Total current assets	23,985	21,364

Artifacts owned, at cost	3,074	3,081
Salvor’s lien	1	1
Property and equipment, net of accumulated depreciation of $8,518 and $7,503, respectively	15,333	15,706
Exhibition licenses, net of accumulated amortization of $4,427 and $2,939, respectively	4,668	7,225
Goodwill	—	2,567
Deferred income taxes	3,506	2,685
Note receivable	625	625
Other assets	250	521

	$51,442	$53,775

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$9,112	$11,712
Deferred revenue	1,905	2,340

Total current liabilities	11,017	14,052
Long-term liabilities:
Income taxes payable	1,179	1,166
Convertible promissory notes	6,000	—

Total long-term liabilities	7,179	1,166

Shareholders’ equity:
Common stock; $.0001 par value; authorized 40,000,000 shares issued and outstanding of 31,265,415 and 30,481,448 shares, respectively	3	3
Additional paid-in capital	45,180	44,691
(Accumulated deficit) retained earnings	(4,422)	1,384
Accumulated other comprehensive loss	(325)	(331)
Treasury stock, at cost; 1,066,449 shares	(7,190)	(7,190)

Total shareholders’ equity	33,246	38,557

	$51,442	$53,775

Table 2
Premier Exhibitions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Three Months Ended
	May 31, 2008	February 28, 2009	May 31, 2009
	1Q09	4Q09	1Q10
Revenue:
Exhibition revenues	$13,259	$9,549	$9,850
Merchandise and other	1,971	555	1,087

Total revenue	15,230	10,104	10,937

Cost of revenue:
Exhibition costs	6,359	7,260	4,890
Cost of merchandise sold	974	87	252

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	7,333	7,347	5,142

Gross profit	7,897	2,757	5,795

Operating expenses:
General and administrative	8,023	8,763	7,324
Depreciation and amortization	1,294	1,250	1,627
Net (gain) loss on disposal of assets	—	941	—
Impairment of goodwill and intangible assets	—	2,849	4,512

Total operating expenses	9,317	13,803	13,463

Loss from operations	(1,420)	(11,046)	(7,668)

Other (expense) income	81	(117)	(39)

Loss before benefit from income taxes	(1,339)	(11,163)	(7,707)

Benefit from income taxes	427	2,956	1,902

Net loss	$(912)	$(8,207)	$(5,805)

Net loss per share:
Basic loss per common share	$(0.03)	$(0.28)	$(0.20)

Diluted loss per common share	$(0.03)	$(0.28)	$(0.20)

Shares used in basic per share calculations	30,041,614	29,333,332	29,696,954

Shares used in diluted per share calculations	30,041,614	29,333,332	29,696,954

Table 3
Premier Exhibitions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Three Months Ended
	May 31, 2008	February 28, 2009	May 31, 2009
	1Q09	4Q09	1Q10
Cash flows from operating activities:
Net loss	$(912)	$(8,207)	$(5,805)

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	1,180	889	1,627
Stock based compensation	1,616	1,828	212
Allowance for doubtful accounts	—	339	(439)
Net loss on disposal of assets	—	2,132	—
Impairment of goodwill and intangible assets	—	1,663	4,512
Stock issued in connection with lawsuit settlement	—	—	50
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(41)	1,887	1,100
(Increase) in merchandise inventories	—	458
Increase in deferred income taxes	(58)	(1,571)	(983)
Decrease in prepaid expenses and other current assets	485	(618)	851
Decrease in Carpathia receivable	2,500	(2,500)	—
Increase in income tax receivable	(2,893)	(520)	(364)
Decrease in deferred revenue	—	700	(435)
Decrease in accounts payable and accrued liabilities	(650)	3,755	(2,600)

Total adjustments	2,139	8,442	3,531

Net cash (used in) provided by operating activities	1,227	235	(2,274)

Cash flows used by investing activities:
Purchases of property and equipment	(806)	(2,638)	(642)
Proceeds from Carpathia receivable	—	2,500	—
Purchase of exhibition licenses	(1,278)	22	—
Acquisition, net of cash received	(2,101)	—	—
Proceeds from disposal of assets	—	400	—
Note receivable	—	(625)	—
Purchase of marketable security	—	(4)	—

Net cash used by investing activities	(4,185)	(345)	(642)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	—	6,000
Proceeds from revolving line of credit	—	5,864	—
Payments on line of credit	—	(6,291)	—
Excess tax benefit on the exercise of employee stock options	—	(110)	—
Proceeds from option exercises	—	27	261

Net cash provided by financing activities	—	(510)	6,261

Effects of exchange rate changes on cash and cash equivalents	4	(10)	6

Net increase (decrease) in cash and cash equivalents	(2,954)	(630)	3,351
Cash and cash equivalents at beginning of year	16,426	16,426	4,452

Cash and cash equivalents at end of period	$13,472	$15,796	$7,803

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1	$—	$48

Cash paid during the period for taxes	$1,537	$—	$—

Supplement disclosure of non-cash operating activities:
Non-cash withholding taxes receivable	$—	$2,189	$(69)

Non-cash withholding taxes payable	$—	$(2,189)	$69

Uncertain tax provision	$—	$1,166	$(13)

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of stock options	$—	$—	$14

Note receivable	$—	$(625)	$—

Table 4
EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended		Three Months Ended
	May 31, 2008	February 28, 2009	May 31, 2009
	1Q09	4Q09	1Q10
Net Loss	$(912)	$(8,207)	$(5,805)
Benefit from income taxes	427	2,956	1,902
Other income and (expenses)	81	(117)	(39)
Depreciation & Amortization	1,294	1,250	1,627
Stock Compensation	1,616	1,849	262
Impairment of goodwill and intangible assets	—	2,849	4,512

Adjusted EBITDA	$1,490	$(5,098)	$(1,267)

Non – GAAP Measure:
Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expense. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.